As filed with the Securities and Exchange Commission on February 28, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EVERBRIDGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-2919312
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25 Corporate Drive, Suite 400

Burlington, Massachusetts 01803

(Address of principal executive offices) (Zip code)

2016 Equity Incentive Plan

2016 Employee Stock Purchase Plan

(Full titles of the plans)

David Meredith

Chief Executive Officer

Everbridge, Inc.

25 Corporate Drive, Suite 400

Burlington, Massachusetts 01803

(818) 230-9700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Elliot J. Mark, Esq.

Everbridge, Inc.

25 Corporate Drive, Suite 400

Burlington, Massachusetts 01803

(818) 230-9700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
2016 Equity Incentive Plan Common Stock, $0.001 par value per share	1,015,459 shares(3)	$106.26	$107,902,673.34	$14,005.77
2016 Employee Stock Purchase Plan Common Stock, $0.001 par value per share	200,000 shares(4)	$106.26	$21,252,000.00	$2,758.51
Total	1,215,459 shares	N/A	$129,154,673.34	$16,764.28

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) that become issuable under the Everbridge, Inc. 2016 Equity Incentive Plan (the “2016 EIP”) and the Everbridge, Inc. 2016 Employee Stock Purchase Plan (the “2016 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $106.26, the average of the high and low prices of the Registrant’s Common Stock as reported on The NASDAQ Global Market on February 27, 2020.

(3)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2016 EIP on January 1, 2020, pursuant to an “evergreen” provision contained in the 2016 EIP.

(4)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2016 ESPP on January 1, 2020, pursuant to an “evergreen” provision contained in the 2016 ESPP.

INCORPORATION BY REFERENCE OF CONTENTS

OF REGISTRATION STATEMENT ON FORM S-8

This Registration Statement is being filed by Everbridge, Inc. (the “Registrant”) for the purpose of registering (i) an additional 1,015,459 shares of Common Stock issuable pursuant to the Everbridge, Inc. 2016 Equity Incentive Plan (the “2016 EIP”) and (ii) an additional 200,000 shares of Common Stock issuable pursuant to the Everbridge, Inc. 2016 Employee Stock Purchase Plan (the “2016 ESPP”). These additional shares of Common Stock are securities of the same class as other securities for which a Registration Statement on Form S-8 of the Registrant relating to the same employee benefit plans is effective. The Registrant previously registered shares of its Common Stock for issuance under the 2016 EIP and 2016 ESPP under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on September 16, 2016 (File No. 333-213679), on Form S-8 filed with the Commission on March 23, 2017 (File No.  333-216909), on Form S-8 filed with the Commission on September 24, 2018 (File No. 333-227502), and on Form S-8 filed with the Commission on March  1, 2019 (File No. 333-230032). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.	EXHIBITS.

Exhibit Number	Description

4.1(1)	Fifth Amended and Restated Certificate of Incorporation of the Registrant.

4.2(2)	Amended and Restated Bylaws of the Registrant.

4.3(3)	Form of Common Stock Certificate of the Registrant.

5.1	Opinion of Elliot J. Mark, Esq. (filed herewith).

23.1	Consent of Ernst & Young LLP (filed herewith).

23.2	Consent of KPMG LLP (filed herewith).

23.3	Consent of Elliot J. Mark, Esq. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1(4)	2016 Equity Incentive Plan and Forms of Stock Option Agreement, Notice of Exercise and Stock Option Grant Notice thereunder.

99.2(5)	Forms of Restricted Stock Unit Award Agreement and Restricted Stock Unit Award Notice under 2016 Equity Incentive Plan.

99.3(6)	2016 Employee Stock Purchase Plan.

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37874), originally filed with the Commission on September 24, 2016, and incorporated herein by reference.
(2)	Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-37874), originally filed with the Commission on September 24, 2016, and incorporated herein by reference.
(3)

Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-213217), originally filed with the Commission on September 6, 2016, as amended, and incorporated herein by reference.

(4)

Previously filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-213217), originally filed with the Commission on September 6, 2016, as amended, and incorporated herein by reference.

(5)	Previously filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37874), originally filed with the Commission on August 14, 2017, and incorporated herein by reference.
(6)

Previously filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-213217), originally filed with the Commission on September 6, 2016, as amended, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Commonwealth of Massachusetts, on February 28, 2020.

EVERBRIDGE, INC.

By:	/s/ Elliot J. Mark
Elliot J. Mark Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Meredith, Patrick Brickley, and Elliot J. Mark, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Meredith David Meredith	President and Chief Executive Officer and Director (Principal Executive Officer)	February 28, 2020

/s/ Jaime Ellertson Jaime Ellertson	Executive Chairman of the Board of Directors	February 28, 2020

/s/ Patrick Brickley Patrick Brickley	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	February 28, 2020

/s/ Phillip E. Huff Phillip E. Huff	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	February 28, 2020

/s/ Richard D’Amore Richard D’Amore	Director	February 28, 2020

/s/ Alison Dean Alison Dean	Director	February 28, 2020

/s/ Bruns Grayson Bruns Grayson	Director	February 28, 2020

/s/ Kent Mathy Kent Mathy	Director	February 28, 2020

/s/ Sharon Rowlands Sharon Rowlands	Director	February 28, 2020

/s/ Simon Paris Simon Paris	Director	February 28, 2020